UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 23, 2009

COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

(574) 266-2500
(Registrant’s telephone number,
including area code)

N / A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 27, 2009, Coachmen Industries, Inc. (the “Company”) and H.I.G. All American, LLC, an affiliate of H.I.G. Capital, LLC (“HIG”), entered into a Loan Agreement for the provision of up to $20 million in financing for the operational needs of the Company.  The Agreement provides for two financing pieces, both of which are secured by liens on all of the Company’s assets.  The first, a $10 million convertible note with a two year term, bears interest at a rate of 20% per annum and interest can be paid in kind by issuing additional notes (“PIK”).  The convertible note is not prepayable by the Company.  The convertible note allows HIG to convert the debt (including PIK interest) into common shares of the Company’s stock at the price of $0.979 per share.   The second, a $10 million revolving line of credit with a two year term, bears interest at the London Interbank Offered Rate plus 5% per annum. The Company also issued to HIG warrants for up to approximately 6.65 million shares of the Company’s stock, at an exercise price of $.00001 per share, which can only be exercised:  (i) if the Company repays the convertible debt, (ii) HIG converts the convertible debt into shares of the Company’s common stock,; (iii) if HIG accelerates the debt due to a Company default under the terms of the Loan Agreement; (iv) upon termination of the revolving line of credit for any reason; or (v) the expiration of the two year term of the debt on October 27, 2011.

Both the warrants and the convertible note contain anti-dilution protection in the event the Company issues shares in excess of 16,289,583.  In addition, the convertible note has a price protection feature that adjusts the conversion price if the 90 day average price of the Company’s common stock falls below $0.979 at any time prior to April 27, 2010.

The Company also granted HIG certain registration rights with respect to the shares to be received upon conversion of the convertible notes or the exercise of the warrants.  A copy of the Registration Rights Agreement is being filed as Exhibit 4.5 to this report and is incorporated by reference into this Section 1.01.

As a result of the transactions contemplated by the Loan Agreement the Company is required to fund its remaining obligations under its Executive Benefit and Estate Accumulation Plan.  The Company has elected to fund these obligations by issuing a warrant for 3,000,000 shares of common stock in satisfaction of its remaining funding obligations.

The Loan Agreement requires the Company to fully repay certain industrial revenue bonds owed to the Rutherford Financing Authority and the Franklin Development Authority.  Upon repayment of such bonds the Company intends to terminate the letters of credit supporting them and transfer the excess cash serving as collateral for such bonds and letters of credit to a bank account subject to the security interest granted to HIG under the Loan Agreement.

In connection with the Loan Agreement, the Company surrendered for cash several life insurance contracts with an aggregate net cash surrender value of approximately $3.1 million.

The Loan Agreement contains customary representations and warranties and covenants, including a prohibition on dividends, of the Company, and provides for the acceleration of the obligations of the Company upon the occurrence of certain events of default.

A copy of the Loan Agreement, the two notes, the warrants and the registration rights agreement are being filed as Exhibits 4.2, 4.3, 4.4 and 4.5, respectively, to this report and are incorporated by reference into this Section 1.01.

On October 23, 2009, All American Homes of Ohio, LLC, a subsidiary of the Company, entered into a Real Estate Purchase Agreement with Coll Financial Holdings, LLC, for the sale of a former manufacturing plant used by the Company, located in Zanesville, Ohio.  The terms of the purchase provide for payment of $2,975,000 in cash, and closing is scheduled for October 31, 2009, although either party has the option to postpone the closing date to on or before November 30, 2009 to deal with any obstacle in obtaining financing.

On October 23, 2009, the Company appointed Continental Stock Transfer & Trust Company, to act as successor Rights Agent under the Company’s Rights Agreement between the Company and First Chicago Trust Company of New York as Rights Agent, dated as of January 5, 2000 (the “Rights Agreement”).  Continental Stock Transfer & Trust Company accepted the appointment as successor Rights Agent.

Effective October 26, 2009, the Company entered into an Amended and Restated Rights Agreement (the “Rights Amendment”) to the Rights Agreement.  The Rights Amendment changed all references in the Rights Agreement to First Chicago Trust Company of New York to Continental Stock Transfer & Trust Company.  The Rights Amendment also revised the definition of “Acquiring Person” in Section 1(a) of the Rights Agreement to specifically exclude HIG as an “Acquiring Person.”

The description of the Rights Amendment is qualified in its entirety by the terms and conditions of the Rights Amendment, which is filed as Exhibit 4.1 to this report and incorporated by reference into this Section 1.01.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

ITEM 3.02                      UNREGISTERED SALE OF EQUITY SECURITIES

See Item 1.01 above. The Company sold the securities in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933.

ITEM 3.03                      MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

See the last three paragraphs of Item 1.01 above.

ITEM 5.01                      CHANGES IN CONTROL OF REGISTRANT

See Item 1.01 above.  Pursuant to the terms of the Loan Agreement, Matt Sanford and Fabian de Armas were appointed to the Company’s Board of Directors as HIG’s representatives.  Additionally, at any time following a default or event of default under the Loan Agreement, these two HIG-appointed directors will have the right to appoint one (1) additional director, who will have the power to vote five (5) director votes at any annual or special meeting of the Board of Directors, and one (1) additional director who is independent within the meaning of Item 407(a) of Regulation S-K.

HIG also has the ability to acquire a majority of the common shares of the Company’s stock by converting the convertible note and exercising the warrants.  As of the closing of the Loan Agreement, the convertible note could be converted into approximately 30.8% of the common shares of the Company’s stock and the warrants could be exercised into approximately 20% of the common shares of the Company’s stock.  These percentages could increase as a result of the accrual of PIK interest, the anti-dilution protection contained in the convertible note and warrant, and the price protection feature in the convertible note, all of which are described in further detail in the convertible note and warrant filed as Exhibits 4.3 and 4.4 to this report and incorporated by reference into this Section 5.01.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS: ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

See Item 5.01 above.

ITEM 5.03                     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective October 27, 2009, the Company approved amendments to Sections 2.3 and Article XII of the Company’s Amended Bylaws, to allow Special Meetings of the Company’s shareholders to be called by any shareholder holding 25% or more of the outstanding shares entitled to vote on business to be conducted at the Special Meeting, and to restrict the ability of the Company to amend, repeal, or alter the Bylaws to diminish or limit the rights of HIG while the Company remains obligated to HIG.

Additionally, the Bylaws were amended to add new sections 2.16 and 3.13.  Section 2.16 exempts the Company from the provisions of the Control Shares Acquisition Chapter of the Indiana Business Corporation Law.  Section 3.13 provides HIG with the right, while the Company remains obligated to HIG, to appoint two (2) new directors to the Company’s Board, and those directors shall have the additional right, in the event of a default under the Loan Agreement, to appoint one (1) additional director with the power to vote five (5) director votes, and one (1) additional director who is independent within the meaning of Item 407(a) of Regulation S-K.

The Bylaws reflecting these amendments are filed as Exhibit 3(ii) to this report and are incorporated by reference into this Section 5.03.

ITEM 8.01                     OTHER EVENTS

On October 28, 2009, the Company issued a press release regarding the loan transaction with HIG, the sale of the Zanesville facility, and the award of major construction projects.

A copy of this press release is being filed as Exhibit 99.2 to this Report and is incorporated by reference into this Item 8.01.

ITEM 9.01                     FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibit is furnished as a part of this Report:

2.1	Loan Agreement dated October 27, 2009 between H.I.G. All American, LLC, the Company, and several of the Company’s subsidiaries

3(ii)     By-Laws of Coachmen Industries, Inc. (as modified through October 27, 2009)

4.1	Amended and Restated Rights Agreement, dated as of October 23, 2009 and effective as of October 26, 2009, between Coachmen Industries, Inc. and Continental Stock Transfer & Trust as rights agent

4.2	Senior Secured Revolving Note, dated October 27, 2009, by and among H.I.G. All American, LLC, the Company, and several of the Company’s subsidiaries

4.3	Secured Subordinated Convertible Tranche B Note, dated October 27, 2009, by and among H.I.G. All American, LLC, the Company, and several of the Company’s subsidiaries

4.4	Common Stock Purchase Warrant, dated October 27, 2009, by and between H.I.G. All American, LLC and the Company

4.5	Registration Rights Agreement, dated October 27, 2009, by and between H.I.G. All American, LLC and the Company

99.1	Director Indemnification Agreement, dated October 27, 2009, by and among the Company, Messrs. Sanford and de Armas

99.2     Press Release dated October 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:	October 29, 2009	By:	/s/ James T. Holden

James T. Holden, Secretary
Printed Name and Title